Exhibit 99.1

Dear Shareholders and Employees,

Last year, many of you heard me discuss our motto of S.I.D.E.; Synergy. Innovation. Drive. Excellence.  At Alpine 4, synergistic innovation drives excellence.  These words are more than just fancy buzzwords; they are the essence of what makes Alpine 4 tick.  S.I.D.E. is the unique piece of our DNA that powers our company and will drive shareholder value.   Over the past decade, I have been witness to several examples where a well-defined problem was deemed too difficult to tackle, or too expensive to settle. In the end, these problems were solved by looking to other industries for novel solutions.  The moral of the story is this: We as business leaders tend to live in our own box, where our working worlds are well-defined and "good enough" solutions are accepted when great solutions are either hopelessly unknown or despairingly unsought.  Sometimes the world appears flat and that is all we know.   So, what's the fix?  At Alpine 4, we seek to drive innovation by having our subsidiaries work together to solve problems, create opportunities for each other, and plain and simply think differently about their industries to avoid this pitfall.  Alpine 4 is the embodiment of what we call "The Next Generation of American Business," where we seek to unleash talent, unlock potential, empower excellence, create boundless opportunity, and implement traditional values using modern implementation techniques.

Advancing the ball downfield

As we ended 2016 and began 2017, I had the chance again to reflect on the year gone by and the opportunity ahead.  To use a football term, 2016 gave us so many opportunities to advance the ball down the field.   We added our first subsidiary to our portfolio holdings by acquiring Quality Circuit Assembly (QCA).   A company, that in the 8 short months of ownership, we estimate it will have grown its base revenue by 6.9%, closing 2016 at just slightly over $8M.   We also completed the negotiations and capital raise to acquire Horizon Well Testing (HWT), a company that we took control of on January 1, 2017. HWT is a company expected to be a key holding in our industrial services portfolio.   Alpine 4 expects to close several acquisitions in 2017, which will generate an estimated $72m in revenue annually.  Alpine 4 also had several key developments in its automotive subsidiary.   First, we decided it was best to take our 6th Sense Auto division and roll it into its own entity called ALTIA.  We as a company also engineered, developed and brought to market a revolutionary aftermarket safety braking alert device called BrakeActive.   BrakeActive is a smart device that allows the third brake light to intermittently pulse rapidly to alert drivers behind you that you are stopping, and currently exists in a $3.6B annual market opportunity.  Our 6th Sense Auto product was also recognized by two private equity groups, AGCPartners and Pantheon Capital, as a competitor to leading inventory management systems.  Our 6th Sense Auto products currently operates in a $12B annual market space.

The Snowball Effect

Warren Buffet of Berkshire Hathaway has often been cited as saying that the growth of his company was much like catching the first snowflake in a snowball.  Once he caught the first one, the second one became easier, and so on and so on. Eventually, those collections of snowflakes became a snowball.   Alpine 4 is on a similar path.  We have caught our first few snowflakes (ALTIA, QCA, and HWT) and it's starting to form a small snowball.  Eventually, we will be able to start rolling that snowball downhill and will grow much more rapidly.   In 2017, we plan on acquiring four additional companies that should yield a substantial increase in sales revenue and shareholder equity.

Train your people so the best of the best will want to hire them

At Alpine 4, we want our employees to have more than just access to meaningful and effective tools.  We want to help drive the skill sets they need, not only here at Alpine 4, but in other companies where they would be deemed essential.   The framework for our training resides around another motto we have adopted at Alpine 4 of "Train people so the best of the best will want to hire them, treat them so well they don't want to leave, and if they do leave, rejoice with them that they may take what they have learned and apply it elsewhere."

Capitalizing on that directive, 2016 saw our first session of the Presidents Counsel held in San Jose, CA, and presented by Mr. Terry Protto, our VP of Portfolio Management.   Initially put on for our Division Presidents and senior level managers to give them access to tools learned at the MBA level, we covered several essential management concepts including strategic planning and financial management to name a few.    The Presidents Counsel will be held bi-annually, and will be followed by break-out sessions covering several topics that top-tier management use in their daily jobs.

SPECTRUMebos

Over the next year, you will begin to hear about SPECTRUMebos.   SPECTRUMebos is what we are defining as an Enterprise Business Operating System (ebos).  This system will combine the key technology software components of Accounting and Financial Reporting, an Enterprise Resource Planning System (ERP), a Document Management System (DMS), a Business Intelligence (BI) platform and a Customer Resource Management (CRM) hub which will be tethered to a management reporting and collaboration toolsets. These tools will help drive real-time information in two directions. First, to the front lines by empowering customer facing stakeholders and second, back to management for planning, problem solving and integration.   We feel strongly that SPECTRUMebos will be the technology secret sauce in managing our portfolio of companies and, in time, will be an offering to external customers.

I am pleased to announce that during the 4th Quarter, 2016, the first section of our SPECTRUMebos system was instituted.  This first phase of our system will be focused around accounting and financial reporting. We expect to begin beta testing this software at our subsidiary QCA in the 1st and 2nd Quarters of 2017.

Market Valuation and Selling Shares

As 2016 closed out, we completed an important milestone of receiving clearance from FINRA on our Form 211.  Further, we began the listing of our shares on the OTCQB and our initial price range was set by our market maker MCAP with a range of $5 to $10.    This pricing gave our company a market capitalization range of $108M to $216M.   Simply put, at that price range, Alpine 4 is worth between $108M to $216M.   To maintain the integrity of that valuation, it is important that we as shareholders understand the balance of supply and demand for our shares.   Maintaining supply is not a major concern to the Board of Directors and myself, since the totality of shareholders represent 15M free trading shares.   Demand however is going to take time to develop.  To balance out the difference between supply and demand, I have been actively engaged with our Investor Relations firm Dressner Allan Carron of New York.   We have set a target date to restart our road shows with institutional buyers in late January.  From the road shows, we believe we can generate new interest in Alpine 4 and subsequently drive demand in our stock.   It is imperative that we as shareholders understand the dynamics of buying and selling stock, and the difference between a market order and a limit order. A market order is essentially agreeing to sell your shares at any price the market will offer.  This is an easy way to drive value downwards.   A limit order states that a baseline value is established for a share and a seller will not sell below that limiting price.   This also is conversely true for a buyer of a share.   The bottom line is we encourage you to speak with your representative broker about the difference and make the decision that is right for you.

In closing, 2016 was a great year for Alpine 4.   We overcame many hurdles and saw many new advancements.   We would not be here without our shareholders, customers, and employees, and I know that I speak on behalf of the Board of Directors and myself that we are grateful for all your support and look forward to what 2017 has in store for us!  From my family to yours, we wish all of you the very best in 2017.

Best regards,

Kent B. Wilson
CEO/President
This letter contains forward-looking statements that involve risks and uncertainties concerning Alpine 4's strategic and operational plans. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the anticipated benefits to Alpine 4, including strengthened relationships with suppliers, automotive dealership customers and acceleration of its growth strategy, as well as the anticipated benefits. More information about potential factors that could affect Alpine 4's business and financial results is included under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended Sept 30, 2016, which are on file with the Securities and Exchange Commission ("SEC") and available at the SEC's website at.